Capital Growth Portfolio
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	  Issue
7/31/03           Citadel Broadcasting Corp.

Shares            Price          Amount
800  		 $ 19.00  	 $15,200

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
1.14        N/A 	 0.00%	            0.67%

Broker
Goldman, Sachs & Co.


Underwriters                                    Shares
Goldman, Sachs & Co.                          6,270,000
Credit Suisse First Boston                    6,270,000
Deutsche Bank Securities Inc.                 3,135,000
Merrill Lynch & Co., Inc.                     3,135,000
Bear, Stearns & Co., Inc.                        522,500
Citigroup Global Markets, Inc.                   522,500
J.P. Morgan Securities, Inc.                     522,500
Wachovia Capital Markets LLC                   522,500
Allen & Company LLC                             275,000
Banc of America Securities LLC                  275,000
A.G. Edwards & Sons, Inc.                       275,000
Scotia Capital (USA), Inc.                       275,000
           Total                             22,000,000